Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES

THIRD QUARTER 2005 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), November 7, 2005 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the third quarter ended September 30, 2005. In a separate press release issued this morning, Parallel announced its operations update.

Third Quarter Results

For the three months ended September 30, 2005, Parallel reported net income of $8.6 million, or $.25 per diluted share. Operating income was $11.0 million, after oil and gas hedge payments of $5.6 million. For the three months ended September 30, 2004, Parallel recorded net income of $1.0 million, or $.04 per diluted share, which included $2.0 million of operating income, after oil and gas hedge payments of $2.5 million.

For the third quarter of 2005, Parallel’s sales were 247 MBbls of oil and 1,109 MMcf of natural gas, or 432 MBOE, a 59% increase when compared to the third quarter of 2004. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $58.95 per barrel and $9.88 per Mcf, or $59.09 per BOE ($46.19 per BOE, hedged). For the same period of 2004, oil sales were 168 MBbls at an average unhedged price of $41.30 per barrel and natural gas sales were 619 MMcf at an average unhedged price of $5.24 per Mcf, or 272 MBOE at an average unhedged price of $37.56 per BOE ($28.49 per BOE, hedged).

Net cash provided by operating activities for the three-month period ended September 30, 2005, was $9.3 million, compared to $6.0 million for the three-month period ended June 30, 2005. The increase was primarily related to increased oil and gas prices and production volumes.

Nine Months Results

For the nine months ended September 30, 2005, Parallel reported net income of $9.5 million, or $.28 per diluted share. Included in net income was $17.9 million of operating income, after oil and gas hedge payments of $12.4 million. For the nine months ended September 30, 2004, Parallel recorded net income of $3.6 million, or $.13 per diluted share, which included $6.9 million of operating income, after oil and gas hedge payments of $5.4 million.

For the nine months ended September 30, 2005, Parallel’s sales were 672 MBbls of oil and 2,411 MMcf of natural gas, or 1,074 MBOE, a 30% increase when compared to the nine months ended September 30, 2004. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $50.86 per barrel and $8.01 per Mcf, or $49.81 per BOE ($38.24 per BOE, hedged). For the same period of 2004, oil sales were 495 MBbls at an average unhedged price of $36.69 per barrel and natural gas sales were 1,995 MMcf at an average unhedged price of $5.45 per Mcf, or 828 MBOE at an average unhedged price of $35.10 per BOE ($28.58 per BOE, hedged).

Net cash provided by operating activities for the nine-month period ended September 30, 2005, was $19.1 million, compared to $11.7 million for the same period of 2004. The increase was primarily related to increased oil and gas prices and production volumes.

Balance Sheet Review

At September 30, 2005, current assets were $28.0 million, which included $6.1 million of cash. Current liabilities were $28.5 million, including current derivative obligations of $18.8 million, and long-term debt was $68.0 million. The Company’s credit facility as of November 1, 2005 had a borrowing base of $100.0 million. As of September 30, 2005, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $179.7 million. Its stockholders’ equity was $76.2 million, which includes $32.2 million of accumulated other comprehensive loss that is related to the Company’s hedging activities.

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

Third Quarter 2005 Pre-tax, Non-cash Gain on “Ineffective Portion of Oil Hedges”

The Company recorded a pre-tax, non-cash gain of approximately $2.9 million, or 22% of Income before income taxes, on “ineffective portion of oil hedges” during the third quarter of 2005. As described in the “Hedging Information” table within this press release, the Company currently has approximately 1.8 million barrels of oil hedged for the next 39 months (through 2008) at NYMEX prices ranging from $28.46 to $86.50 per barrel. The Company’s composite average differential between the hedged NYMEX price and the realized wellhead price was approximately $4.24 for the third quarter 2005. The Company’s differential was $6.20 and $4.52 for the second and first quarters of 2005, respectively. Parallel is experiencing an increased demand for West Texas Sour crude oil. The majority of the Company’s crude oil is West Texas Sour.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “We are pleased with the Company’s $.25 per-share net earnings of $8.6 million and net cash provided by operating activities of $9.3 million for the three months ended September 30, 2005. These results reflect our 59% increase in production volumes and a 62% increase in realized commodity prices, compared to the third quarter of 2004.”

Oldham further commented, “Production volumes increased 29% and realized commodity prices increased 36%, when comparing third quarter 2005 to second quarter 2005. Net earnings increased 548% and net cash provided by operating activities increased 54%, when comparing third quarter 2005 to second quarter 2005.”

Today’s Earnings Conference Call and Webcast Information

The Company’s management will host a conference call to discuss its financial and operational results for the third quarter ended September 30, 2005, this afternoon, Monday, November 7, 2005, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 866-202-1971 or 617-213-8842, Participant Passcode 47260513, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 16998173. A written transcript of the conference call, and the supporting slide presentation, will be available on the Company’s web site Presentation page.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands)

	September 30,	December 31,
Assets	2005	2004
	(unaudited)
Current assets:
Cash and cash equivalents	$6,135	$4,781
Accounts receivable:
Oil and gas	14,215	6,642
Other, net of allowance for doubtful account of $9	740	389
Affiliates	10	7
	14,965	7,038
Other current assets	437	179
Deferred tax asset	6,456	2,531
Total current assets	27,993	14,529

Property and equipment, at cost:
Oil and gas properties, full cost method (including $18,470 and $9,526 not
subject to depletion)	264,178	229,245
Other	2,483	2,062
	266,661	231,307
Less accumulated depreciation, depletion and amortization	(86,941)	(78,782)
Net property and equipment	179,720	152,525
Restricted cash	149	2,287
Equity investment in Westfork Pipeline	2,209	595
Other assets, net of accumulated amortization of $792 and $581	828	735
	$210,899	$170,671
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$9,556	$5,568
Asset retirement obligations	133	150
Derivative obligations	18,811	7,965
Total current liabilities	28,500	13,683
Revolving credit facility	68,000	79,000
Asset retirement obligations	2,154	1,982
Derivative obligations	31,861	9,525
Deferred tax liability	4,233	6,487
Total long-term liabilities	106,248	96,994
Commitments and contingencies (Note 10)
Stockholders' equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	—	—
Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share
(liquidation preference of $10 per share), authorized 10,000,000 shares,
issued and outstanding 950,000, converted to common stock June, 2005	—	95
Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 34,140,211 and 25,439,292	341	254
Additional paid-in capital	76,747	48,328
Retained earnings	31,292	22,073
Accumulated other comprehensive loss	(32,229)	(10,756)
Total stockholders' equity	76,151	59,994
	$210,899	$170,671

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Oil and Natural Gas Revenues:
Oil and natural gas sales	$25,501	$10,208	$53,474	$29,066
Loss on hedging and derivatives	(5,565)	(2,463)	(12,422)	(5,403)
Total revenues	19,936	7,745	41,052	23,663

Costs and expenses:
Lease operating expense	2,663	1,894	7,399	5,437
Production taxes	1,334	458	2,615	1,407
General and administrative	1,796	1,438	4,950	3,881
Depreciation, depletion and amortization	3,104	1,984	8,159	6,030
Total costs and expenses	8,897	5,774	23,123	16,755
Operating income	11,039	1,971	17,929	6,908

Other income (expense), net:
Gain (loss) on ineffective portion of hedges	2,864	57	(647)	64
Interest and other income	83	10	124	168
Interest expense	(950)	(509)	(2,884)	(1,464)
Other expense	(75)	(25)	(77)	(110)
Equity in income (loss) of Westfork Pipeline	22	—	(72)	—
Total other income (expense), net	1,944	(467)	(3,556)	(1,342)
Income before income taxes	12,983	1,504	14,373	5,566
Income tax expense, deferred	(4,396)	(457)	(4,883)	(1,934)
Net income	8,587	1,047	9,490	3,632
Cumulative preferred stock dividend	—	(142)	(271)	(429)
Net income available to common stockholders	$8,587	$905	$9,219	$3,203

Net income per common share:
Basic	$0.25	$0.04	$0.29	$0.13
Diluted	$0.25	$0.04	$0.28	$0.13

Weighted average common share outstanding:
Basic	34,033	25,382	31,585	25,284
Diluted	34,951	28,531	33,900	28,342

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2005 and 2004
(unaudited)
(dollars in thousands)
	2005	2004
Cash flows from operating activities:
Net income	$9,490	$3,632

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	8,159	6,030
Accretion of asset retirement obligation	82	73
Deferred income tax expense	4,883	1,934
(Loss) gain on ineffective portion of hedges	647	(64)
Common stock issued in lieu of cash for directors fees	99	99
Stock option expense	119	127
Equity in loss of Westfork Pipeline	72	—
Changes in assets and liabilities:
Increase in accounts receivable	(7,927)	(1,190)
Increase in other current assets	(258)	(10)
Other, net	(93)	(497)
Restricted cash	(149)	—
Increase in accounts payable and accrued liabilities	3,988	1,563
Net cash provided by operating activities	19,112	11,697

Cash flows from investing activities:
Additions to oil and gas properties	(37,888)	(41,944)
Restricted cash	2,287	—
Proceeds from disposition of oil and gas properties	3,028	1,693
Additions to other property and equipment	(421)	(591)
Investment in Westfork Pipeline	(1,686)	—
Net cash used in investing activities	(34,680)	(40,842)

Cash flows from financing activities:
Net borrowings (payments) on revolving credit facility	(11,000)	15,250
Proceeds (net) from common stock issued	27,743	—
Proceeds from exercise of stock options	450	523
Deferred stock offering costs	—	(7)
Payment of preferred stock dividend	(271)	(287)
Net cash provided by financing activities	16,922	15,479

Net increase (decrease) in cash and cash equivalents	1,354	(13,666)

Cash and cash equivalents at beginning of period	4,781	17,378

Cash and cash equivalents at end of period	$6,135	$3,712

Non-cash financing and investing activities:
Oil and gas properties asset retirement obligations, net	$73	$232
Conversion of preferred stock	$95	$—
Accrued preferred stock dividend	$—	$142
Other Transactions:
Interest paid	$2,986	$1,465

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

PARALLEL PETROLEUM CORPORATION SELECTED OPERATING DATA
	Three Months Ended		Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
	(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	247	168	672	495
Natural gas (Mcf)	1,109	619	2,411	1,995
BOE (1)	432	272	1,074	828
BOE per day	4.7	3.0	3.9	3.0
Sales Prices:
Oil (per Bbl) (2)	$58.95	$41.30	$50.86	$36.69
Natural gas (per Mcf) (2)	$9.88	$5.24	$8.01	$5.45
BOE price (2)	$59.09	$37.56	$49.81	$35.10
BOE price (3)	$46.19	$28.49	$38.24	$28.58
Operating Revenues:
Oil	$14,550	$6,966	$34,168	$18,184
Oil hedge	(5,408)	(2,159)	(12,064)	(4,805)
Natural gas	10,951	3,242	19,306	10,882
Natural gas hedge	(157)	(304)	(358)	(598)
	$19,936	$7,745	$41,052	$23,663
Operating Expenses:
Lease operating expense	$2,663	$1,894	$7,399	$5,437
Production taxes	1,334	458	2,615	1,407
General and administrative:
General and administrative	1,174	839	3,120	2,379
Public reporting	622	599	1,830	1,502
Depreciation, depletion and amortization	3,104	1,984	8,159	6,030
	$8,897	$5,774	$23,123	$16,755
Operating income	$11,039	$1,971	$17,929	$6,908
_________________________
(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

PARALLEL PETROLEUM CORPORATION
HEDGING INFORMATION (1)
PUTS:		Houston Ship Channel
	MMBTU of	Gas Price	Fair Market
Period of Time	Natural Gas	Floor	Value
($ in thousands)
Apr 1, 2006 thru Oct 31, 2006	642,000	$7.17	$(87)

COSTLESS COLLARS:		NyMex Oil Prices (2)			Houston Ship Channel Gas Prices
Period of Time	Barrels of Oil	Floor	Cap	MMBTU of Natural Gas	Floor	Cap	Fair Market Value
							($ in thousands)
Oct. 1 2005 thru Oct 31, 2005	—	$—	$—	62,000	$5.00	$7.26	$(226)
Oct. 1 2005 thru Dec 31, 2005	18,400	$36.00	$49.60	—	$—	$—	(307)
Jan 1, 2006 thru Dec 31, 2006	180,300	$44.11	$71.78	—	$—	$—	(1,691)
Apr 1, 2006 thru Oct 31, 2006	—	$—	$—	214,000	$6.00	$12.40	(176)
Jan 1, 2007 thru Dec 31, 2007	109,500	$50.00	$86.50	—	—	—	(135)
Apr 1, 2007 thru Oct 31, 2007	—	$—	$—	214,000	$6.00	$11.05	(151)
Total Fair Market Value							$(2,686)

	Volume	NYMEX
SWAPS:	Hedged	Oil	Fair Market
Period of Time	Bbl Oil	Swap Price	Value
			($ in thousands)
Oct 1, 2005 thru Dec 31, 2005	156,400	$30.16	$(5,641)
Jan 1, 2006 thru Dec 20, 2006	448,000	$28.46	(16,813)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	(13,753)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(12,035)
Total Fair Market Value			$(48,242)

 INTEREST RATE SWAPS:

		Fixed
Period of Time	Notional Amounts	Interest Rates	Fair Market Value
	($ in millions)		($ in thousands)
Oct 1, 2005 thru Dec 31, 2005	$50	3.36%	$81
Jan 1, 2006 thru Dec 31, 2006	$50	3.82%	313
Jan 1, 2007 thru Dec 31, 2007	$50	4.30%	73
Jan 1, 2008 thru Dec 30, 2008	$50	4.74%	(124)
Total Fair Market Value			$343

_______________
(1) BNP Paribas is the counterparty in Parallel’s derivative instruments.
(2) Excludes approximately 496,000 barrels hedged with our October 17, 2005 announced acquisition in Andrews and

Gaines Counties, Texas, with floors of $55.00 and caps from $82.50 to $71.00 for years 2006 thru October, 2010.

_____________________________________________________________________________________________________

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Parallel Petroleum Announces 3Q 2005 Financial Results

November 7, 2005

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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